Exhibit 10.2

EXECUTION COPY

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of December 27, 2011, among Vistaprint Limited, a Bermuda company (the “Company”), Vistaprint N.V., a public limited company organized under the laws of the Netherlands, with its statutory seat in Venlo, the Netherlands (the “New Borrower”), and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement dated as of October 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Parent, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrower desire that the New Borrower become a Borrower. In addition, the New Borrower hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement.

Each of the Company and the New Borrower represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrower and this Agreement are true and correct in all material respects on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct in all material respects as of that date. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrower in accordance with the terms and conditions of Article X of the Credit Agreement. Upon execution of this Agreement by each of the Company, the New Borrower and the Administrative Agent, the New Borrower shall be a party to the Credit Agreement and shall constitute a “Borrower” for all purposes thereof, and the New Borrower hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

VISTAPRINT LIMITED, as the Company

By:	/s/ Dawn Antoine
Name: Dawn Antoine
Title: Secretary

VISTAPRINT N.V., as a Borrower

By:	/s/ Ernst J. Teunissen
Name: Ernst J. Teunissen
Title: Chief Financial Officer and Managing Director

Joinder Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Scott McNamara
Name: Scott McNamara
Title: Vice President

Joinder Agreement